Exhibit 10.2

AMENDMENT NUMBER ONE

to the

Amended and Restated Purchase and Sale Agreement

dated as of October 1, 2004

by and among

NC CAPITAL CORPORATION

NEW CENTURY CREDIT CORPORATION

and

CITIGROUP GLOBAL MARKETS REALTY CORP.

This AMENDMENT NUMBER ONE (this “Amendment Number One”) is made this 28th day of January, 2005, among NC CAPITAL CORPORATION, having an address at 18400 Von Karman, Suite 1000, Irvine, California 92612 (“NC Capital”), NEW CENTURY CREDIT CORPORATION, having an address at 18400 Von Karman, Suite 1000, Irvine, California 92612 (“NC Credit”) and CITIGROUP GLOBAL MARKETS REALTY CORP., having an address at 390 Greenwich Street, New York, New York 10013 (“Citigroup”) to the Amended and Restated Purchase and Sale Agreement, dated as of October 1, 2004, among NC Mortgage, NC Capital, NC Credit and Citigroup, as amended (the “Purchase and Sale Agreement”).

RECITALS

WHEREAS, NC Capital and NC Credit have requested that Citigroup agree to temporarily add Correspondent Loans to the facility as more expressly set forth below and Citigroup has agreed to such request.

WHEREAS, as of the date of this Amendment Number One, each of NC Capital and NC Credit represents to Citigroup that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Purchase and Sale Agreement and the Amended and Restated Letter Agreement, dated as of October 1, 2004, among NC Capital, NC Credit, New Century Mortgage Corporation and Citigroup (the “Letter Agreement”) and is not in default under the Purchase and Sale Agreement or the Letter Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Effective as of January 28, 2005, the first sentence of the second introductory paragraph of the Purchase and Sale Agreement is hereby deleted and replaced with the following:

The “Purchase Price,” with respect to Standard Mortgage Loans, Special Risk Mortgage Loans, High Balance/High LTV Mortgage Loans, Fallout Mortgage Loans and Correspondent Loans, is defined in Sections 2(a), (b), (c), (d) and (i), respectively of the Letter Agreement.

SECTION 2. Effective as of January 28, 2005, the third sentence of Section 4 of the Purchase and Sale Agreement is hereby deleted and replaced with the following:

“Purchase Price,” with respect to Standard Mortgage Loans, Special Risk Mortgage Loans, High Balance/High LTV Mortgage Loans, Fallout Mortgage Loans and Correspondent Loans, is defined in Sections 2(a), (b), (c), (d) and (i), respectively of the Letter Agreement.

SECTION 3. Effective as of January 28, 2005, the third and fourth sentences of Section 12 of the Purchase and Sale Agreement are hereby deleted and replaced with the following:

The Confirmation shall be sent by Citigroup to the related Seller and the documents contained in the Mortgage File (as defined herein) shall be delivered to Deutsche Bank National Trust Company (“DBNTC”) and held by DBNTC pursuant to the terms of a Custodial Agreement (the “Custodial Agreement”), among the Seller, Citigroup and DBNTC pursuant to which DBNTC shall, among other things, issue trust receipts, as defined therein (the “Trust Receipts”); provided that the documents contained in the Mortgage File to DBNTC with respect to any Correspondent Loan shall not be required to be delivered prior to the expiration of four business days following the related Purchase Date. Except with respect to Correspondent Loans, as a condition to closing any transaction on any Purchase Date, DBNTC must deliver to Citigroup a Trust Receipt in form and substance acceptable to Citigroup.

SECTION 4. Effective as of January 28, 2005, the Letter Amendment is hereby amended by deleting all references therein to “U.S. Bank” and substituting therefore in each place where such reference appears, “DBNTC”.

SECTION 5. Fees and Expenses. NC Capital agrees to pay to Citigroup all fees and out of pocket expenses incurred by Citigroup in connection with this Amendment Number One (including all reasonable fees and out of pocket costs and expenses of Citigroup’s legal counsel incurred in connection with this Amendment Number One), in accordance with Section 5(i) of the Letter Agreement.

SECTION 6. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Purchase and Sale Agreement.

SECTION 7. Representations. In order to induce Citigroup to execute and deliver this Amendment Number One, NC Capital and NC Credit hereby represent to Citigroup that as of the date hereof, after giving effect to this Amendment Number One, each of NC Capital and NC Credit is in full compliance with all of the terms and conditions of the Letter Agreement and the Purchase and Sale Agreement and no Termination Event or material adverse change has occurred under the Letter Agreement and no Seller default or Seller Event of Default has occurred under the Purchase and Sale Agreement.

SECTION 8. Limited Effect. This Amendment Number One shall become effective upon the execution hereof by the parties hereto. Except as expressly amended and modified by this Amendment Number One, the Purchase and Sale Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number One need not be made in the Purchase and Sale Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Purchase and Sale Agreement, any reference in any of such items to the Purchase and Sale Agreement being sufficient to refer to the Purchase and Sale Agreement as amended hereby.

SECTION 9. GOVERNING LAW. THIS AMENDMENT NUMBER ONE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 10. Counterparts. This Amendment Number One may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, NC Capital, NC Credit and Citigroup have caused this Amendment Number One to the Purchase and Sale Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP.

By:	/s/ Matthew R. Bollo
Name:	Matthew R. Bollo
Title:	Vice President

NC CAPITAL CORPORATION

By:	/s/ Kevin Cloyd
Name:	Kevin Cloyd
Title:	President

NEW CENTURY CREDIT CORPORATION

By:	/s/ Kevin Cloyd
Name:	Kevin Cloyd
Title:	Executive Vice President

The undersigned Guarantor under the Limited Guaranty dated as of October 1, 2004, hereby acknowledges and agrees to the amendment and modification to the Purchase and Sale Agreement made pursuant to this Amendment Number One.

NEW CENTURY MORTGAGE CORPORATION

By:	/s/ Kevin Cloyd
Name:	Kevin Cloyd
Title:	Executive Vice President